Exhibit 4.1

[FORM OF WARRANT TO PURCHASE COMMON STOCK]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

WARRANT No.

to purchase

Shares of Common Stock

VELOCITY FINANCIAL, INC.

a Delaware Corporation

Issue Date: April 7, 2020

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Warrant, (A) the Corporation and its Subsidiaries, on the one hand, and any Warrantholder or its Affiliates, on the other, shall not be considered Affiliates, (B) any fund or account managed, advised or subadvised, directly or indirectly, by a Warrantholder or its Affiliates, shall be considered an Affiliate of such Warrantholder and (C) none of Snow Phipps Group, LLC and their Affiliates shall be considered an Affiliate of LVS III Holding LP or any of its Affiliates and vice versa.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne equally by the Corporation, on the one hand, and the Warrantholder (or Warrantholders, as applicable), on the other hand.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Convertible Preferred Stock, if any, owned by such Person to Common Stock).

“Beneficial Ownership Limitation” means beneficial ownership of 49% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant and contemporaneous exercise of any warrant by any of the Warrantholder’s Affiliates.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” shall be deemed to have occurred at such time as any of the following events shall occur:

(A)     any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of Capital Stock of the Corporation representing a majority of the total voting power of all of the Corporation’s outstanding Voting Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that the acquisition of such beneficial ownership by any of (a) Snow Phipps Group, LLC and its Affiliates or (b) LVS III Holding LP or its Affiliates or (c) any group in which any of the foregoing are a member, in each case other than as a result of a transaction approved by a majority of the disinterested directors, shall not be a Change of Control under this clause (A); or

(B)     the Corporation consolidates with or merges with or into another person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes (excluding in any event ordinary course warehouse and securitization transactions or pledges (but not foreclosures thereon) in respect of indebtedness) of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries to any person (other than a Subsidiary of the Corporation) or any person (other than a Subsidiary of the Corporation) consolidates with, or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (B) shall be a Change of Control if persons that beneficially own the Common Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Common Stock immediately prior to the transaction.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Corporation” means Velocity Financial, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $[●] per Share.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property determined as follows:

•

if the security is listed on the NYSE, the VWAP of the security measured over the five (5) Trading Day period ending on and including the specified date (or, if the specified date is not a Trading Day, the five (5) Trading Day period ending on the Trading Day immediately preceding the specified date);

•

if the security is not then listed on a U.S. national securities exchange, the VWAP of the security measured over the five (5) Trading period ending on and including the specified date (or, if the specified date is not a Trading Day, the five (5) Trading Day period ending on the Trading Day immediately preceding the specified date), as reported on the principal over-the-counter quotation system on which such securities trades; or

•	in all other cases, as determined by a majority of the Board of Directors, acting in good faith.

If any Warrantholder objects in writing to the calculation of Fair Market Value (regardless of its method of calculation hereunder) within ten (10) Business Days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on a fair market value during the ten (10)-day period following the delivery of such Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the thirtieth (30th) day after delivery of the Warrantholder’s objection.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Corporation.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the NYSE on such day. If the Common Stock is not traded on the NYSE on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of an Independent Financial Advisor retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the

NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“NYSE” means the New York Stock Exchange and such principal stock exchange on which the Common Stock is then listed or traded if not then listed or traded on the New York Stock Exchange.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Permitted Transferee” means with respect the Warrantholder: (A) any Affiliate of the Warrantholder and (B) with respect to any Warrantholder that is an investment fund or a vehicle of an investment fund (or investment funds), any other investment fund or vehicle of which such Warrantholder or an Affiliate thereof serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Series A Convertible Preferred Stock or Warrants (or the shares of Common Stock underlying such Series A Convertible Preferred Stock or such Warrants)) and in which such Warrantholder or Affiliate thereof retains sole voting and dispositive power (or in which such voting and dispositive power is shared solely between Permitted Transferees); provided that a portfolio company of a Warrantholder or its Affiliates shall not be a Permitted Transferee.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 5, 2020, as amended from time to time, by and among the Corporation and other parties thereto, including all schedules and exhibits thereto.

“Regulatory Approvals” means (A) receipt of the Stockholder Approval and (B) to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Convertible Preferred Stock” means the Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share.

“Shares” has the meaning set forth in Section 2.

“Stockholder Approval” means the approvals by the holders of Common Stock that are required under the listing standards of NYSE (and any successor thereto and any other trading market on which the Common Stock is listed), including Section 312.03 of the NYSE Listed Company Manual for the issuance of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the Warrants.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (A) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; (B) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or sole manager thereof; or (C) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Trading Day” means a day on which:

(a)    trading in the Common Stock generally occurs on the NYSE; and

(b)    during the one-half hour period ending on the scheduled close of trading on any Trading Day no material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock existed or occurred.

If the Common Stock is not so listed or traded, “Trading Day” means a business day.

“Voting Stock” means the Common Stock and any other class or series of Capital Stock of the Corporation ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “VEL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Corporation). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, and any other Warrants of the Corporation issued pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received,                     or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of                      shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after receipt of the Regulatory Approvals, but in no event later than 5:00 p.m., New York City time, April 7, 2025, by (A) the surrender of this Warrant and Notice of Exercise annexed hereto as Annex A (the “Notice of Exercise”), duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by tendering in cash, by certified or cashier’s check drawn on a United States bank payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation (the date on which the Corporation receives items (A) and (B), the “Exercise Date”). Upon any exercise of this Warrant by the Warrantholder, all shares of Common Stock issuable in respect of such exercise shall be either (i) delivered by the Corporation to the Warrantholder as set forth in Section 5 or (ii) credited to book-entry accounts in favor of the Warrantholder maintained by the transfer agent of the Corporation within two (2) business days of the Exercise Date, provided that in each case the Common Stock issuable upon such exercise shall be deemed to have been issued to the Warrantholder at the close of business on the Exercise Date.

In lieu of paying the aggregate Exercise Price for the Shares specified in the applicable Notice of Exercise by cash, certified or cashier’s check or wire transfer pursuant to preceding paragraph, the Warrantholder may elect to exercise the purchase rights represented by this Warrant by authorizing the Corporation to withhold and not issue to the Warrantholder, in payment of the Exercise Price thereof, a number of such Shares equal to (x) the number of Shares for which the Warrant is being exercised, multiplied by (y) the Exercise Price, and divided by (z) the Market Price on the Exercise Date (any such exercise, a “Cashless Exercise”); and such withheld Shares shall no longer be issuable under the Warrant, and the Warrantholder shall not have any rights or be entitled to any payment with respect to such withheld Shares. The Corporation and Warrantholder agree to treat the Cashless Exercise of this Warrant pursuant to this Section 3 as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. In the event of a Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control, if this Warrant has not previously been exercised in full on an Exercise Date occurring before the third (3rd) business day prior to the consummation of such Change of Control, any unexercised portion of this Warrant shall be deemed exercised in full, without the delivery of a Notice of Exercise, effective immediately prior to the consummation of such Change of Control and the Warrantholder shall be entitled to receive cash in an amount equal to the amount of cash payable in such Change of Control in respect of a number of shares of Common Stock equal to the number of Shares that would be deliverable upon an exercise of this Warrant in full immediately prior to consummation of such Change of Control pursuant to this Section 3 of the unexercised portion of this Warrant, where Market Price of a share of Common Stock in such an exercise is deemed for these purposes to be the cash payable in respect of a share of Common Stock in such Change of Control; provided that, for the avoidance of doubt, if the cash payable in respect of a share of Common Stock in such Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control is less than the then-applicable Exercise Price, then upon consummation of such Change of Control the unexercised portion of this Warrant shall be cancelled for no consideration. Notwithstanding the foregoing, if an exercise of all or part of the rights represented by this Warrant is to be made in connection with a Change of Control or other event, such exercise may, at the election of the Warrantholder, be conditioned upon the consummation of the Change of Control or such other event such that such exercise shall not be deemed effective until the consummation of such Change of Control or other event.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation, within a reasonable time, an in any event not exceeding three (3) business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Regulatory Approvals shall first have been obtained.

4. Exercise Limitations. The Corporation shall not effect any exercise of this Warrant, and the Warrantholder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Warrantholder (together with the Warrantholder’s Affiliates), would, when aggregated with all other shares of Common Stock beneficially owned by such Warrantholder at such time, beneficially own shares of Common Stock, in excess of the Beneficial Ownership Limitation; provided, however, that such exercise restriction shall not apply to any exercise in connection with, and subject to completion of, (x) a public sale of the shares of Common Stock to be issued upon such exercise, if following consummation of such sale such Warrantholder will not exceed the Beneficial Ownership Limitation, (y) a bona fide third party tender offer for the shares of Common Stock issuable upon exercise or (z) a transaction resulting in a Change of Control (including any merger or consolidation) in which the Common Stock to be issued upon such exercise will be sold for cash or other consideration which is not Capital Stock in the Corporation or the surviving corporation in such transaction. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant and any other warrant then being exercised by the Warrantholder and its Affiliates with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Warrantholder or any of its Affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its Affiliates. To the extent that the limitation contained in this Section 4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholder, and the submission of a Notice of Exercise shall be deemed to be the Warrantholder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation.

5. Valid Issuance of Warrant and Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed two (2) business days after the Exercise Date, or credited to the Warrantholder on book-entry accounts as set forth in Section 3. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Corporation, and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation represents and warrants that this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. The Corporation shall take all such actions as may be necessary on the part of the Corporation or its Subsidiaries to ensure that all such Shares are issued without violation by the Corporation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

6. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last Trading Day preceding the Exercise Date less the Exercise Price for such fractional share.

7. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the Exercise Date. The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8. Charges, Taxes and Expenses. Issuance of the Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses (other than taxes in respect of any transfer occurring contemporaneously with such issuance) shall be paid by the Corporation.

9. Transfer/Assignment.

(A) Subject to compliance with clauses (B) and (C) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Corporation.

(B) Notwithstanding the foregoing, prior to the earlier of (i) April 7, 2021 and (ii) the consummation of a Change of Control, without the prior written consent of the Corporation, neither the Warrantholder nor any Permitted Transferee shall sell, assign, transfer, pledge or dispose of all or any portion of this Warrant or any rights hereunder, or any Shares issued upon exercise of this Warrant, to any Person other than a Permitted Transferee; provided that as a condition to any such sale, assignment, transfer, pledge or disposition, the Permitted Transferee agrees to be bound by the terms hereof, and any portion of this Warrant, any rights hereunder or any Shares issued upon exercise of this Warrant so transferred, shall remain subject to the terms of this Warrant (including these transfer restrictions); provided further that if such Warrantholder ceases to be an Affiliate of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Warrant or any rights thereunder or Shares issued to such transferee to such Warrantholder or another Permitted Transferee of such Warrantholder immediately; provided further that no such transfer shall relieve the Warrantholder of its obligations under this Warrant. The Warrantholder shall cause its Permitted Transferees to comply with this Warrant as applicable to it. Any attempted sale, assignment, transfer, pledge or disposition in violation of this Section 9 shall be null and void ab initio.

(C) The Warrantholder understands that, until such time as the Warrant or the Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities

Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant or the Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Warrant or the Shares, the Warrant or the Shares (as applicable) shall bear the legend required by such state authority.

10. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of

Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted in proportion to such increase or decrease in the aggregate number of shares of Common Stock outstanding so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to the date of the applicable event occurring in clauses (i)-(iii) above. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions or a transaction to which Section 13(A) is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than the Exercise Price in effect immediately prior to the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(i) the Exercise Price shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction (1) the numerator of which shall be the sum of (y) the number of shares of Common Stock (or into which convertible securities may be exercised or converted) that would have been issued assuming the additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to the Exercise Price (such amount determined by dividing the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock to be issued (or into which convertible securities may be exercised or converted) by the Exercise Price immediately prior to the date of the agreement on pricing such shares (or such convertible securities)) and (z) the number of shares of Common Stock outstanding on such date and immediately prior to the issuance of additional shares (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (2) the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding on such date (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (z) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or converted); and

(ii) the number of Shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

For purposes of this Section 13(B), the aggregate consideration receivable by the Corporation in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities, plus (y) the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock plus (z) the Fair Market Value of any consideration that consists all or in part of property other than cash; and “Permitted Transactions” shall include issuances (i) as consideration for or to fund an acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors, (iii) in connection with any broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Corporation or its Affiliates, as long as the proceeds from any such issuance consist entirely of cash and the net proceeds are used by the Corporation to repurchase shares of Series A Convertible Preferred Stock, (iv) pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this sentence and outstanding as of April 7, 2020, or pursuant to issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which the Warrantholder does not participate or a stockholder rights plan, (v) of the Corporation’s Series A Convertible Preferred Stock and the conversion thereof, (vi) pursuant to any other warrants issued in connection with the issuance of the Corporation’s Series A Convertible Preferred Stock and (vii) of securities in a transaction described in Section 13(A) or Section 13(E) or a distribution pursuant to Section 13(C). Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

Upon the expiration or termination of any unexercised or unconverted or unexchanged convertible security which resulted in an adjustment to the Exercise Price or the number of Shares issuable upon the exercise of this Warrant pursuant to the terms of this Section 13(B), the Exercise Price and the number of Shares issuable upon the exercise of this Warrant then in effect shall be readjusted to such Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such convertible security had never been issued.

(C) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 13(A), distributions to which Section 13(B) applies and distributions of rights, warrants or other securities in connection with a stockholder rights plan), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last Trading Day preceding the first date on which the Common Stock trades regular way on the NYSE without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) and (y) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Corporation) minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. If and to the extent that the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise of this Warrant shall be specified by the Warrantholder, which specification shall be made by the Warrantholder by the later of (i) ten (10) business days after the Warrantholder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock, and (ii) the last time at which the holders of Common Stock are permitted to make their specifications known to the Corporation; provided, however, that if the Warrantholder fails to make any specification within such time period, the Warrantholder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock that are not affiliated with the Corporation (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such Business Combination, all references to “Shares” herein shall be deemed to refer to the consideration to which the Warrantholder is entitled pursuant to this Section 13(E). The provisions of this clause shall similarly apply to successive Business Combinations.

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-tenth (1/10th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Warrantholder at the address appearing in the Corporation’s records.

(I) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would reasonably be expected to result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall give notice to the Warrantholder, in the manner set forth in Section 13(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, but shall not affect any claims or rights resulting from the failure to properly provide such notice pursuant this Warrant. The Corporation will be deemed to have provided the notice required pursuant to this Section 13(I) if the Corporation furnishes or files such information with the Securities and Exchange Commission via the EDGAR (or successor) filing system and such information is publicly available not less than ten (10) days prior to the date so fixed or the taking of such proposed action, as applicable.

(J) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Corporation shall take any action which may be necessary, including obtaining regulatory, NYSE or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(K) Stockholder rights plans. If the Corporation has a stockholder rights plan in effect with respect to the Common Stock at the time all or any portion of this Warrant is exercised, upon issuance of the Shares in respect of such exercise, the holder of such Shares will receive, in addition to the applicable number of Shares, the rights under such rights plan relating to such Shares, unless, prior to such exercise, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Exercise Price and number of Shares issuable upon the exercise of this Warrant will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of Common Stock as described in Section 13(C), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock or other property or securities, the Exercise Price and the number of Shares issuable upon the exercise of this Warrant shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 13(B) or Section 13(C), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Exercise Price and the number of Shares issuable upon the exercise of this Warrant then in effect shall be readjusted to such Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if the adjustments made upon the occurrence of the Trigger Event had been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 13(K), no adjustment shall be required to be made to the Exercise Price or the number of Shares issuable upon the exercise of this Warrant with respect to any holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such holder who receives a warrant in such transfer after the time such holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(L) Adjustment Rules.

(i) Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(ii) Except as otherwise provided in this Section 13, the Exercise Price and the number of Shares will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) Notwithstanding anything in this Warrant to the contrary, no adjustment to the Exercise Price or the number of Shares shall be made pursuant to this Section 13 for a transaction (other than for share splits or share combinations pursuant to Section 13(A)):

(1) if the Corporation makes provision for the Warrantholder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate in such transaction, without exercising this Warrant, as if the Warrantholder held a number of shares of Common Stock equal to the number of Shares (without giving effect to any adjustment pursuant to Section 13 on account of such transaction);

(2) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding on April 7, 2020 (including the Series A Convertible Preferred Stock and the Warrants) or which has otherwise already given rise to an adjustment hereunder at the time such option, warrant, right, or exercisable, exchangeable or convertible security was issued; or

(4) for a change in the par value of the Common Stock.

14. Covenants.

(A) Frustration of Purpose. The Corporation will not, by amendment of its certificate or articles of incorporation, charter, bylaws or other constitutive or organizational documents or through any consolidation, merger, reorganization, distribution or dividend, transfer of assets, dissolution, issue, sale or exchange of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

(B) Reservation of Stock. In accordance with the terms of this Warrant, the Corporation shall cause a number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable upon exercise of this Warrant to be authorized, reserved, and kept available at all times, free and clear of preemptive rights, to allow for full exercise of this Warrant in accordance with the terms hereof.

15. Governing Law; Submission to Jurisdiction. This Warrant, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Warrant or the negotiation, execution or performance of this Warrant (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Warrant), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16. Waiver of Jury Trial. THE PARTIES TO THIS WARRANT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WARRANT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS WARRANT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS WARRANT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS WARRANT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS WARRANT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

19. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (A) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (B) on the second (2nd) business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Warrantholder to the Company, or the Company to the Warrantholder, as applicable, to receive such notice.

If to the Corporation, to:

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

Attention: Christopher D. Farrar

Telephone: (818) 532-3700

E-mail: [Redacted]

with a copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	William B. Brentani
Daniel N. Webb
Phone:	(650) 251-5000
E-mail:	[Redacted]

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Eric M. Swedenburg

Phone: (212) 455-2000

E-mail: [Redacted]

If to the Warrantholder, to:

[Warrantholder]

[Address]

[Address]

Attention:	[●]
Telephone:	[●]
E-mail:	[●]

with a copy to (which copy shall not constitute notice):

[Counsel]

[Address]

[Address]

Attention:	[●]
Phone:	[●]
E-mail:	[●]

20. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

VELOCITY FINANCIAL, INC.

By:
Name:
Title:

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

ANNEX A

[Form of Notice of Exercise]

Date:

TO: Velocity Financial, Inc.

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant[, subject to the satisfaction or waiver of the following conditions]. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

[Conditions Precedent to Exercise:]

Number of Shares of Common Stock:

Aggregate Exercise Price:

Cashless Exercise: ☐ (If checked, the aggregate Exercise Price will be paid by withholding Shares of Common Stock in accordance with Section 3 of the Warrant.)

[WARRANTHOLDER]

By:
Name:
Title:

Annex A